UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

Menlo Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 U.S. Highway 22, Suite 204

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 755-7936

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MNLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 2, 2020, the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of Menlo Therapeutics Inc. (the “Company”) appointed Kesselman & Kesselman (“Kesselman”), a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the year ending December 31, 2020, and dismissed Mayer Hoffman McCann P.C. (“Mayer Hoffman”) as the Company’s independent registered public accounting firm. Kesselman served as the independent registered public accounting firm for Foamix Pharmaceuticals Ltd. (“Foamix”) prior to its merger with the Company on March 9, 2020 (the “Merger”).

During the years ended December 31, 2019 and December 31, 2018, and the subsequent interim period through the date hereof, neither the Company nor anyone acting on its behalf consulted with Kesselman regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Mayer Hoffman’s report on the Company’s financial statements as of and for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two years ended December 31, 2019 and December 31, 2018, and for the subsequent interim period through the date hereof, there were no: (i) disagreements as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Mayer Hoffman, would have caused Mayer Hoffman to make reference thereto in their reports; or (ii) reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Mayer Hoffman with a copy of the foregoing disclosures and requested that Mayer Hoffman provide a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with such disclosures in accordance with Item 304(a)(3) of Regulation S-K. A copy of Mayer Hoffman’s letter dated April 6, 2020 is filed herein as Exhibit 16.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2020, the Board approved an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of April 2, 2020, to add a federal forum selection provision as a new Section 7.13 of the Bylaws.

Section 7.13 provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. In addition, Section 7.13 provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to this provision.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On April 6, 2020, the Company issued a press release entitled “Menlo Therapeutics Announces Results from Two Phase 3 Clinical Trials of Serlopitant for the Treatment of Pruritus Associated with Prurigo Nodularis.” A copy of the press release is attached hereto as Exhibit 99.1.

Contingent Stock Rights

As further explained in the press release referred to above, each of the Company’s Phase 3 clinical trials evaluating the safety and efficacy of once daily oral serlopitant for the treatment of pruritus (itch) associated with prurigo nodularis (PN) (study MTI-105 and study MTI-106) did not meet their respective primary endpoint of demonstrating statistically significant reduction in pruritus in patients treated with serlopitant compared to placebo based upon a 4-point improvement responder analysis.

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 10, 2020, each shareholder of Foamix as of March 9, 2020, the effective date of the Merger, received 0.5924 of a share of the Company’s common stock (“Common Stock”) and one contingent stock right (a “CSR”) for each Foamix ordinary share (“Foamix Share”) owned. The CSRs are subject to the Contingent Stock Rights Agreement (the “CSR Agreement”), dated as of March 9, 2020, by and between the Company and American Stock Transfer & Trust Company, LLC (“AST”).

In light of the results of the clinical trials and pursuant to the terms of the CSR Agreement, each CSR will be converted into 1.2082 shares of Common Stock, resulting in an effective exchange ratio in the Merger of 1.8006 shares of Common Stock for each Foamix Share. AST will promptly deliver the additional shares of Common Stock to legacy Foamix shareholders, along with any cash payable in lieu of fractional shares. Following the distribution of the additional shares of Common Stock, it is expected that legacy Foamix shareholders and their transferees and legacy Menlo stockholders and their transferees will own approximately 82% and 18% of the outstanding shares of the Company, respectively.

In addition, each holder of Foamix restricted stock unit awards that were outstanding immediately prior to the Merger will receive a number of additional restricted stock units, and each holder of Foamix options that were outstanding immediately prior to the Merger will be adjusted, in each case, to reflect the value of the Common Stock issuable in respect of the CSR such that the Foamix equity awards will settle into equity awards for Common Stock as follows.

Each Foamix restricted stock unit award that was outstanding immediately prior to Merger will be converted into a restricted stock unit award relating to Common Stock (an “Adjusted RSU Award”) that has the same terms and conditions as applied to the Foamix restricted stock unit award immediately prior to the Merger. The Adjusted RSU Award will settle in the number of shares of Common Stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (i) the number of Foamix Shares subject to the Foamix restricted stock unit award immediately prior to the Merger by (ii) 1.8006. Additionally, on April 5, 2020, the Board determined, pursuant to the terms of the merger agreement, that each Foamix option will be converted into an option to purchase Common Stock (an “Adjusted Option”) with the same terms and conditions as applied to the Foamix option immediately prior to the Merger; however, the Adjusted Option will cover a number of shares of Common Stock (rounded down to the nearest whole number of shares) equal to the product of (i) the number of Foamix Shares subject to the Foamix option immediately prior to the Merger and (ii) 1.8006, and has an exercise price per share equal to the quotient of (i) the exercise price per Foamix Share subject to such Foamix option immediately prior to the Merger divided by (ii) 1.8006, with any fractional cents rounded up to the next higher number of whole cents.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of Menlo Therapeutics Inc.

16.1	Letter from Mayer Hoffman McCann P.C. dated April 2, 2020

99.1	Press release, entitled “Menlo Therapeutics Announces Results from Two Phase 3 Clinical Trials of Serlopitant for the Treatment of Pruritus Associated with Prurigo Nodularis”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENLO THERAPEUTICS INC.

Date: April 6, 2020	By:	/s/ Mutya Harsch
Mutya Harsch
Chief Legal Officer and General Counsel